Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Operating Revenues:
Electric	$1,590	$1,318
Natural gas	472	561
Total operating revenues	2,062	1,879
Operating Expenses:
Fuel	113	176
Purchased power	495	177
Natural gas purchased for resale	208	293
Other operations and maintenance	448	461
Depreciation and amortization	320	299
Taxes other than income taxes	127	142
Total operating expenses	1,711	1,548
Operating Income	351	331
Other Income, Net	78	60
Interest Charges	127	104
Income Before Income Taxes	302	287
Income Taxes	37	34
Net Income	265	253
Less: Net Income Attributable to Noncontrolling Interests	1	1
Net Income Attributable to Ameren Common Shareholders	$264	$252

Earnings per Common Share – Basic	$1.01	$0.98

Earnings per Common Share – Diluted	$1.00	$0.97

Weighted-average Common Shares Outstanding – Basic	262.2	257.9
Weighted-average Common Shares Outstanding – Diluted	263.1	259.0

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	March 31, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$10	$10
Accounts receivable - trade (less allowance for doubtful accounts)	625	600
Unbilled revenue	299	446
Miscellaneous accounts receivable	62	54
Inventories	630	667
Current regulatory assets	292	354
Investment in industrial development revenue bonds	—	240
Current collateral assets	29	142
Other current assets	115	155
Total current assets	2,062	2,668
Property, Plant, and Equipment, Net	31,735	31,262
Investments and Other Assets:
Nuclear decommissioning trust fund	1,019	958
Goodwill	411	411
Regulatory assets	1,599	1,426
Pension and other postretirement benefits	423	411
Other assets	815	768
Total investments and other assets	4,267	3,974
TOTAL ASSETS	$38,064	$37,904
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$100	$340
Short-term debt	1,248	1,070
Accounts and wages payable	664	1,159
Other current liabilities	745	797
Total current liabilities	2,757	3,366
Long-term Debt, Net	14,181	13,685
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	3,856	3,804
Regulatory liabilities	5,395	5,309
Asset retirement obligations	769	763
Other deferred credits and liabilities	370	340
Total deferred credits and other liabilities	10,390	10,216
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	6,861	6,860
Retained earnings	3,745	3,646
Accumulated other comprehensive loss	(2)	(1)
Total shareholders’ equity	10,607	10,508
Noncontrolling Interests	129	129
Total equity	10,736	10,637
TOTAL LIABILITIES AND EQUITY	$38,064	$37,904

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended March 31,
	2023	2022
Cash Flows From Operating Activities:
Net income	$265	$253
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	350	324
Amortization of nuclear fuel	19	22
Amortization of debt issuance costs and premium/discounts	3	4
Deferred income taxes and investment tax credits, net	35	31
Allowance for equity funds used during construction	(9)	(8)
Stock-based compensation costs	8	4
Other	(6)	11
Changes in assets and liabilities	(169)	(253)
Net cash provided by operating activities	496	388
Cash Flows From Investing Activities:
Capital expenditures	(931)	(774)
Nuclear fuel expenditures	(20)	(16)
Purchases of securities – nuclear decommissioning trust fund	(29)	(97)
Sales and maturities of securities – nuclear decommissioning trust fund	17	92
Other	(1)	15
Net cash used in investing activities	(964)	(780)
Cash Flows From Financing Activities:
Dividends on common stock	(165)	(152)
Dividends paid to noncontrolling interest holders	(1)	(1)
Short-term debt, net	179	555
Issuances of long-term debt	499	—
Issuances of common stock	5	5
Employee payroll taxes related to stock-based compensation	(20)	(16)
Debt issuance costs	(5)	—
Other	(3)	—
Net cash provided by financing activities	489	391
Net change in cash, cash equivalents, and restricted cash	21	(1)
Cash, cash equivalents, and restricted cash at beginning of year	216	155
Cash, cash equivalents, and restricted cash at end of period	$237	$154